Exhibit 32
SECTION 1350 CERTIFICATIONS
This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
The undersigned, who are the Chief Executive Officer and Chief Financial Officer of Franklin BSP Realty Trust, Inc. (the “Company”), each hereby certify to his knowledge as follows:
The Quarterly Report Form 10-Q of the Company for the quarter ended June 30, 2024, which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 31, 2024
/s/ Richard J. Byrne
Richard J. Byrne
Chief Executive Officer
(Principal Executive Officer)

/s/ Jerome S. Baglien
Jerome S. Baglien
Chief Financial Officer and Chief Operating Officer
(Principal Financial and Accounting Officer)